               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported)September 13, 1999
                                                 ------------------
                           ALTEON INC.
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       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                    ---------------

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  (Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

     On Monday, September 13, 1999, Alteon Inc. issued the following press release:

           "ALTEON AND TAISHO PHARMACEUTICAL ENTER INTO
      OPTION AGREEMENT FOR A.G.E. CROSSLINK BREAKER COMPOUND
                             ALT-711

   "--Companies to Continue Negotiations for Definitive Deal by
                       December 31, 1999--

"Ramsey, NJ, September 13, 1999 - Alteon Inc. (Nasdaq: ALTN) announced today that it has entered into an agreement with Taisho Pharmaceutical Co., Ltd., of Tokyo, Japan, under which Taisho has been granted an exclusive option through December 31, 1999 to acquire a license to Alteon's lead crosslink breaker, ALT-711, for Japan, South Korea, Taiwan and China. Taisho will pay Alteon an undisclosed fee for this exclusive option.

"ALT-711 is a proprietary compound in a novel class of agents identified by Alteon as A.G.E. crosslink breakers. Aging is associated with a general increase in tissue stiffening, including the cardiovascular systems and the skin. This aging process has been attributed in part to the cross-linking of long-lived proteins, such as collagen and elastin, initiated by the interaction of simple sugars, like glucose. This process is accelerated in diabetic individuals. By 'breaking' these crosslinks, ALT-711 and other crosslink breaker compounds under development at Alteon may have an impact on late stages of aging-related, cardiovascular and diabetic complications.
ALT-711 has successfully completed a series of Phase I human safety and pharmacokinetic studies, and is currently in additional dose-escalating studies in preparation for a Phase II clinical program.

"Preclinical studies with ALT-711 undertaken at The National Institute on Aging and the Johns Hopkins Geriatric Center have demonstrated the ability of the compound to reduce arterial stiffness in primates. These and other preclinical studies suggest that ALT-711 and other crosslink breaker compounds may have the potential to reverse some types of age-related heart and vessel disease. Other potential indications for crosslink breaker compounds include ophthalmic and dermatological conditions. In preclinical studies Alteon researchers have demonstrated the ability of ALT-711 to significantly improve hydration and elasticity of the aged skin, as well as improve certain ophthalmic functions in the aged eye. Taisho's option includes all dosage forms of ALT-711 except ophthalmic dosage forms.

"'We are delighted that Taisho has entered into this Option Agreement for ALT-711 and we look forward to negotiating the final terms and conditions of a license agreement,' said Kenneth I. Moch, President and Chief Executive Officer of Alteon. 'Our business development activities have progressed well, and we hope to report on negotiations for ALT-711 and pimagedine in other regions, including the United States and Europe, in the coming months.'

"Taisho, headquartered in Tokyo, is the leading pharmaceutical company in over-the-counter healthcare products in Japan and continues to expand its sales and research, both internally and through collaborations, in the prescription drug field. In fiscal year 1999 ended March 31, 1999, Taisho's sales were more than $2.2 billion with prescription drugs accounting for 25 percent of total sales. Taisho is focused on contributing to the maintenance and improvement of consumers' health by creating and providing quality drugs, related health care products and information services that satisfy consumers with various lifestyles.

"Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. Alteon's proprietary technology focuses on Advanced Glycosylation End-products, or A.G.E.s, formed as a result of circulating blood glucose reacting with proteins. A.G.E.s have been shown to be a causative factor in many of the complications of diabetes and age-related diseases, including kidney disease, nerve damage, atherosclerosis and retinopathy. Alteon's approach is to inhibit or break A.G.E.s or their chemical crosslinks, thereby potentially impacting such disease states. The company is seeking a corporate partner to help fund the continued development of its A.G.E.-formation inhibitor, pimagedine, based on the results of the Phase III trial of pimagedine in Type 1 diabetic patients with progressive kidney disease. Alteon's lead A.G.E. crosslink breaker, ALT-711, has completed a series of Phase I human clinical trials and is currently in dose-escalating studies in preparation for a Phase II program. Alteon is also pursuing the development of a novel series of glucose lowering agent (GLA) compounds.

                              # # #

"Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

"More information on Alteon is available at the corporate web site,
                      www.alteonpharma.com"

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ Kenneth I. Moch
                                  -------------------------------
                                  Kenneth I. Moch
                                  President and
                                  Chief Executive Officer


Date: September 14, 1999